Exhibit 10-w
NOTICE OF PERFORMANCE SHARE UNIT AWARD

NORDSON CORPORATION
2021 STOCK INCENTIVE AND AWARD PLAN

Grantee:        Participant Name

Date of Grant:        Grant Date

Target Number of Performance Share Units:    Number of Awards Granted Units

Performance Period:    Fiscal Year 2024 through Fiscal Year 2026

TERMS OF GRANT

1. Grant of Performance Share Units. Nordson Corporation, an Ohio corporation (the “Company”), grants to you, the individual named as Grantee above, in accordance with the terms and conditions of the Nordson Corporation 2021 Stock Incentive and Award Plan (the “Plan”) and this Notice of Performance Share Unit Award (the “Notice”), the target number of performance share units set forth above (the “Performance Share Units”), on the Date of Grant set forth above. Each Performance Share Unit represents the contingent right to receive one Share, subject to the terms and conditions of this Notice and the Plan. Please note that you must accept the Award set forth in this Notice online in accordance with the procedures established by the Company and the Plan’s third-party administrator or this Notice may be cancelled by the Company, in its sole discretion. The terms and conditions of the Plan and this Notice constitute a legal contract that will bind both Grantee and the Company as soon as Grantee accepts the Award.

2. Performance Objectives; Determinations and Adjustments.

(a)    Grantee’s right to receive a credit of all, a portion or a multiple of the target number of Performance Share Units shall be contingent upon the extent to which the Company achieves the Performance Objectives for the Performance Period, as determined in accordance with the performance schedule attached as Exhibit A to this Notice (the “Performance Schedule”).

(b)    After the end of the Performance Period, the Committee shall determine in writing the extent, if any, to which the Performance Objectives have been attained and shall determine, in accordance with the Performance Schedule, the number, if any, of Performance Share Units that have been earned, which shall be credited to a book entry account established for Grantee until payment in accordance with Section 4 hereof. Notwithstanding the foregoing, the Committee, in its sole discretion and without the consent of Grantee, may modify the Performance Objectives or the related threshold, target and maximum performance levels, or the actual payout, in whole or in part, as the Committee deems appropriate and equitable to reflect a change in the business, operations, corporate structure or capital structure of the Company or its affiliates, the manner in which it conducts its business or other events or circumstances.

3. Vesting and Forfeiture of Performance Share Units.

    (a)    The Performance Share Units, if any, credited to Grantee’s account pursuant to Section 2(b) hereof shall be fully vested, provided that Grantee shall have remained in the continuous employment of the Company or a Subsidiary (“Continuous Service”) from the Date of Grant through the end of the Performance Period. Except as otherwise provided in Section 3(b) hereof, the Performance Share Units shall be forfeited automatically without further action or notice (i) in the event that the Performance Share Units are not earned based on the achievement of the Performance Objectives as determined by the Committee, or (ii) in the event of the termination of Grantee’s Continuous Service for any reason prior to the end of the Performance Period.

    (b)    Notwithstanding Section 3(a):

            (i) Upon the occurrence of a Change in Control prior to the end of the Performance Period and during Grantee’s Continuous Service, the vesting of the Performance Share Units will be governed by the applicable provisions of Section 21 of the Plan.

    (ii) In the event of the termination of Grantee’s Continuous Service as a result of Grantee’s (A) “Disability” (defined as a physical or mental impairment, due to accident or illness that renders Grantee incapable of performing the duties of Grantee’s normal occupation, as determined by the Committee (or its delegate); provided that the Committee (or its delegate) may, in its discretion, require that the existence of Disability be verified by a physician approved by the Committee (or its delegate)), (B) death, (C) “Retirement” (defined as Grantee’s voluntary termination of employment at or after age 65 and with no less than 5 years of service as determined by the Company), or (D) “Early Retirement” (defined as Grantee’s voluntary termination of employment no earlier than age 60 but before age 65 and with no less than 10 years of service as determined by the Company, provided that Grantee has notified the Company in writing not less than 120 days in advance of the effective date of such termination of Grantee’s employment), Grantee shall vest in a pro-rated number of Performance Share Units (rounded to the nearest whole number) equal to (I) the number of Performance Share Units to which Grantee would have been entitled based on the actual performance of the Company during the full Performance Period, multiplied by (II) a fraction, the numerator of which is the number of days that Grantee was employed during the Performance Period and the denominator of which is the number of days in the Performance Period.

    (iii) In the event of the termination of Grantee’s Continuous Service by the Company or a Subsidiary as a result of Grantee’s violation of the Company’s Code of Ethics and Business Conduct, all outstanding vested and unvested Performance Share Units will be forfeited automatically without further action or notice on Grantee’s termination date.

    (iv) The Committee may, in its sole discretion, provide for the vesting of a pro-rated number of Performance Share Units (rounded to the nearest whole number and determined in accordance with the methodology set out in Section 3(b)(ii)) in connection with the termination of Grantee’s Continuous Service for any other reason prior to the end of the Performance Period.

(c)    The Performance Share Units and any Shares delivered pursuant to this Notice are subject to forfeiture or repayment pursuant the Company’s Clawback Policy (or any successor compensation recovery policy), as in effect from time to time (the “Clawback Policy”), to the extent applicable.

(d)    Further, the Performance Share Units and any Shares delivered pursuant to this Notice are subject to forfeiture or repayment due to Harmful Activity in accordance with the provisions of this Section 3(d).

    (i) If Grantee engages in any Harmful Activity (as defined below) prior to or within one year after termination of employment with the Company, then (a) any vested Performance Share Units, and (b) any Profits (as defined below) from the sale of any Shares that were delivered pursuant to this Notice, which Profits are realized on or after one year prior to the date of termination of Grantee’s employment with the Company, shall inure to the Company. This restriction shall not apply in the event that Grantee’s employment with the Company is terminated under the provisions of any employment agreement between the Company and Grantee that becomes operative upon a Change in Control of the Company. If any vested Performance Share Units or any Profits inure to the benefit of the Company in accordance with the first sentence of this paragraph, Grantee shall immediately forfeit such vested Performance Share Units and shall provide all such forfeited Shares and pay all such Profits to the Company within 30 days after first engaging in any Harmful Activity, and all Performance Share Units that have not yet vested shall immediately be forfeited and canceled. The Determination as to whether Grantee engaged in Harmful Activity prior to or within one year after termination of employment with the Company shall be at the Committee’s discretion and such determination shall be final and conclusive.

    (ii) For purposes of Section 3(d), “Harmful Activity” shall be deemed to have occurred if Grantee:

                (A) Uses, publishes, sells, trades or otherwise discloses Non-Public Information (defined below) of the Company unless such prohibited activity was inadvertent, done in good faith and did not cause significant harm to the Company;

        (B) After written notice from the Company, fails to return to the Company any document, data, or thing in Grantee’s possession or to which Grantee has access that may involve Non-Public Information of the Company;

        (C) After notice from the Company, fails to assign to the Company all right, title, and interest in and to any confidential or non-confidential Intellectual Property (defined below) which Grantee created, in whole or in part, during employment with the Company, including, without limitation, copyrights, trademarks, service marks, and patents in or to (or associated with) such Intellectual Property;

        (D) After notice from the Company, fails to agree to do any acts and sign any document reasonably requested by the Company to assign and convey all right, title, and interest in and to any confidential or non-confidential Intellectual Property which Grantee created, in whole or in part, during employment with the Company, including, without limitation, the signing of patent applications and assignments thereof;

        (E) Upon Grantee’s own behalf or upon behalf of any other person or entity that competes or plans to compete with the Company, solicits or entices for employment or hire any employee of the Company;

                (F) Upon Grantee’s own behalf or upon behalf of any other person or entity that competes or plans to compete with the Company, calls upon, solicits, or does business with (other than business which does not compete with any business conducted by the Company) any customer of the Company that Grantee called upon, solicited, interacted with, or became acquainted with, or learned of through access to information (whether or not such information is or was non-public) while employed at the Company unless such prohibited activity was inadvertent, done in good faith, and did not involve a customer whom Grantee should have reasonably known was a customer of the Company;

        (G) Upon Grantee’s own behalf or upon the behalf of any other person or entity that competes or plans to compete with the Company, engages in any business activity in competition with the Company in the same or a closely related activity that Grantee was engaged in for the Company during the one-year period prior to the termination of employment;

        (H) Engages in behavior that violates any non-competition provision of an agreement between Grantee and the Company; or

        (I) Engages in behavior that violates the Company’s Code of Ethics and Business Conduct.

    (iii) For purposes of Section 3(d), “Intellectual Property” means any invention, idea, product, method of doing business, market or business plan, process, program, software, formula, method, work of authorship, or other information, or thing.

    (iv) For purposes of Section 3(d), “Non-Public Information” means, but is not limited to, trade secrets, confidential processes, programs, software, formulas, methods, business information or plans, financial information, and listings of names (e.g., key employees, customers, and suppliers) that are developed, owned, utilized, or maintained by an employer such as the Company, and that of its customers or suppliers, and that are not generally known by the public.

    (v) For purposes of Section 3(d), “Profits” means the Fair Market Value on the date of Grantee’s sale of any Shares that were delivered to Grantee pursuant to this Notice.

    (vi) For purposes of Section 3(d), “Company” includes the Company and its Subsidiaries.

4. Payment of Vested Performance Share Units. Payment of any Performance Share Units that become earned and vested in accordance with this Notice and the Plan will be made in the form of Shares no later than 90 days after the end of the Performance Period. Notwithstanding the foregoing, payment of any Performance Share Units that become vested pursuant to Section 21 of the Plan (relating to a Change in Control) generally shall be paid within 60 days after they become vested; provided that if the Performance Share Units are considered a “deferral of compensation” within the meaning of Section 409A of the Code, then, to the extent necessary to comply with Section 409A of the Code, any such vested Performance Share Units shall be paid within 60 days following the earlier of (i) the occurrence of a “change in the ownership,” a “change in the effective control” or a “change in the ownership of a substantial portion of the assets” of the Company within the meaning of Section 409A of the Code; (ii) the end of the Performance Period; or (iii) Grantee’s “separation from service” within the meaning of Section 409A of the Code (or the six-month anniversary of Grantee’s separation from service, if Grantee is a “specified employee” within the meaning of Section 409A of the Code).

5. No Dividend or Voting Rights. Grantee shall have no rights of ownership in the Performance Share Units or in the Shares related thereto and shall have no right to dividends or dividend equivalents and no right to vote the Performance Share Units or the Shares related thereto until the date on which the Shares underlying the Performance Share Units are delivered to Grantee.

6. Non-Transferability. The Performance Share Units may not be sold, exchanged, assigned, transferred, pledged, encumbered or otherwise disposed of by Grantee, except by will or the laws of descent and distribution. Any purported transfer or encumbrance in violation of this provision shall be void, and the other party to any such purported transaction shall not obtain any rights to or interest in the Performance Share Units.

7. Tax Withholding. To the extent the Company or any Subsidiary is required to withhold any federal, state, local, foreign or other taxes in connection with the settlement of the Performance Share Units, then the Company or Subsidiary (as applicable) shall retain a number of Shares otherwise deliverable hereunder with a value equal to the required withholding (based on the fair market value of the Shares on the applicable date); provided that in no event shall the value of the Shares retained exceed the minimum amount of taxes required to be withheld or such other amount that will not result in a negative accounting impact. Notwithstanding the foregoing, Grantee may elect, in accordance with procedures adopted by the Company from time to time, to either (i) pay or provide for payment of the required tax withholding, or (ii) have the required tax withholding deducted from any amount of salary, bonus, incentive compensation or other amounts otherwise payable in cash to Grantee; provided that the Company may require the use of one or both of these methods in the event that the Company or any Subsidiary is required to withhold taxes at any time other than upon delivery of the Shares.

8.    Relation to Other Benefits. Any economic or other benefit to Grantee under this Notice or the Plan shall not be taken into account in determining any benefits to which Grantee may be entitled under any profit-sharing, retirement or other benefit or compensation plan maintained by the Company or a Subsidiary.

9.    Severability. In the event that one or more of the provisions of this Notice shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.

10.    Entire Agreement; Relation to Plan. This Notice is subject to the terms and conditions of the Plan. This Notice and the Plan contain the entire agreement and understanding of the parties with respect to the subject matter contained in this Notice, and supersede all prior written or oral communications, representations, and negotiations in respect thereto. In the event of any inconsistency between the provisions of this Notice and the Plan, the Plan shall govern. Capitalized terms used in this Notice without definition shall have the meanings assigned to them in the Plan.

11.    Adjustments. The number and kind of the Performance Share Units and the corresponding Shares are subject to adjustment as provided in Section 16 of the Plan and in accordance with Company policies, including, but not limited to, those relating to foreign currency rates.

12.    Compliance with Law. The Company shall make reasonable efforts to comply with all applicable federal and state securities laws and listing requirements with respect to the Shares underlying the Performance Share Units; provided, however, notwithstanding any other provision of this Notice, the Company shall not be obligated to deliver any Shares pursuant to this Notice if the delivery thereof would result in a violation of any such law or listing requirement.

13.    Successors and Assigns. Without limiting Section 6, the provisions of this Notice shall inure to the benefit of, and be binding upon, the permitted successors, administrators, heirs, legal representatives and assigns of Grantee, and the successors and assigns of the Company.

14.    Data Privacy. In order to administer the Plan, the Company may process personal data about Grantee. Such data includes, but is not limited to, the information provided in this Notice and any changes thereto, other appropriate personal and financial data about Grantee such as home address and business addresses and other contact information, and any other information that might be deemed appropriate by the Company to facilitate the administration of the Plan. Grantee hereby gives explicit consent to the Company to process any such personal data. Grantee also gives explicit consent to the Company to transfer any such personal data outside the country in which Grantee works or is employed, including, if Grantee is not a U.S. resident, to the United States, to transferees that shall include the Company and other persons who are designated by the Company to administer the Plan.

15.    Electronic Delivery. Grantee hereby consents and agrees to electronic delivery of any documents that the Company may elect to deliver (including, but not limited to, the Plan document, Plan Summary and Prospectus, grant or award notifications, account statements, annual and quarterly reports, and all other forms of communications) in connection with this and any other award made or offered under the Plan. Grantee has the right at any time to request that the Company deliver written copies of any and all materials referred to above at no charge. Grantee also hereby consents to any and all procedures the Company has established or may establish for an electronic signature system for delivery and acceptance of any such documents that the Company may elect to deliver and agrees that Grantee’s electronic response or signature is the same as, and shall have the same force and effect as, Grantee’s manual signature.
16.    Amendment. Subject to the terms of the Plan, the Committee may modify this Notice upon written notice to Grantee. Any amendment to the Plan shall be deemed to be an amendment to this Notice to the extent that the amendment is applicable hereto. Notwithstanding the foregoing, no amendment of the Plan or this Notice shall adversely affect Grantee’s rights under this Notice without Grantee’s consent unless the Committee determines, in good faith, that such amendment is required for the Notice to either be exempt from the application of, or comply with, the requirements of Section 409A of the Code, or as otherwise may be provided in the Plan.

17.    No Employment Contract. Nothing contained in this Notice shall confer upon Grantee any right with respect to continuance of employment by the Company and its subsidiaries, nor limit or affect in any manner the right of the Company and its subsidiaries to terminate Grantee’s employment or adjust Grantee’s compensation.

18.    Governing Law. The interpretation, performance, and enforcement of this Notice shall be governed by the laws of the State of Ohio, without giving effect to the principles of conflict of laws thereof.

19.    Terms for Awards to Grantees Outside the United States. If Grantee is a foreign national, or is subject to Applicable Laws of one or more non-United States jurisdictions, then Grantee’s Award may be subject to such terms and conditions different from those specified in this Notice, and set out in an appendix to this Notice, as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes of the Plan.

EXHIBIT A
PERFORMANCE SCHEDULE

Grantee’s right to receive unrestricted Nordson Common Shares under this Performance Share Unit Award is contingent upon achievement of the certain performance goals established by the Committee. The performance factors for the FY2024-FY2026 Performance Period are adjusted earnings per share (“Adjusted EPS”) growth, return on invested capital (“ROIC”), and earnings before interest, taxes, depreciation, and amortization (“EBITDA”) margin. Adjusted EPS growth, ROIC and EBITDA margin will be calculated using the following definitions:

Adjusted EPS Growth = EPS Growth excluding acquisition amortization and unusual or non-recurring amounts as further described below in note (i)

ROIC = (Net Income + After-Tax Interest Expense) / Average Total Capital
where Total Capital = Total Equity + Total Debt – cash & cash equivalents

EBITDA Margin = EBITDA / Total Revenues
where EBITDA = Operating Profit + Depreciation & Amortization

Performance measures as described in the chart below will be used for each year of the three-year period. Attainment for each year will be determined at the end of each year, and overall attainment for the three-year performance period will be determined based on the average of performance achieved for each of the three years.

Adjusted EPS growth shall be weighted 40%, and ROIC and EBITDA margin shall be weighted 30%.

Fiscal year 2024 adjusted EPS growth and ROIC performance goals are established using the prior year-end financials as the baseline for growth. Fiscal year 2025 performance measures will be calculated based on a baseline of fiscal year 2024 actual results and fiscal year 2026 performance measures will be calculated based on a baseline of fiscal 2025 actual results.

Performance measures are fixed at the beginning of fiscal year 2024 for the FY2024 – FY2026 performance period as follows:

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(i)The Committee shall adjust the performance goals for any year during the Performance Period, to recognize: 1.) the effect of material accounting changes in accordance with generally accepted accounting principles, 2.) the impact of material changes to international, federal and state tax laws, and 3.) material unusual or non-recurring transactions or events during the Performance Period, including but not limited to, those arising from the acquisition or disposition of assets, impairments or costs associated with exit or disposal activities or material impairments that are reported on a Form 8-K or other periodic report filed with the Securities and Exchange Commission. Such adjustments shall be calculated to reflect the performance goals as if the event triggering the adjustment had not happened.

(ii)Subject to adjustment as provided in Section 16 of the Plan, the Awards shall not exceed the limits as set forth in the Plan.